Exhibit 99.1

NEWS RELEASE

Contact: Katrina Rymill

650.965.6154 or krymill@cybersource.com

CyberSource Announces Third Quarter 2007 Financial Results

MOUNTAIN VIEW, Calif. – October 18, 2007 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its third quarter ended September 30, 2007.

■	Third quarter revenue was a record $26.5 million, surpassing prior guidance of $23.8 million, a 53% increase compared to $17.4 million in the same period last year.

■	On a GAAP basis, net income for the third quarter of 2007 was $347,000 or $0.01 per share, a 21% increase compared to $286,000 or $0.01 per share for the third quarter of 2006.

■	Non-GAAP net income was $3.5 million or $0.09 per share, a 57% increase compared to $2.2 million or $0.06 per share for the third quarter of 2006. Non-GAAP net income excludes stock-based compensation expense, the reduction in the tax allowance, the non-cash portion of the tax provision, depreciation and amortization expense, and certain non-recurring charges and income. A reconciliation of the historical GAAP to non-GAAP measures is attached.

■	Cash flow from operating activities was $5.2 million during the third quarter of 2007, a 53% increase compared to $3.4 million during the same period last year.

“We are very pleased with our record results this quarter, which reflect the strength of our broadening customer base and our momentum within the eCommerce market. We processed a record 287 million transactions during the quarter, a 41% increase over the same period last year. Our global acquiring business generated approximately $12.0 million of revenue in the quarter, up 105% over last year,” said Bill McKiernan, Chairman and Chief Executive Officer of CyberSource. “CyberSource added approximately 2,000 new customers in the quarter, increasing our customer base to approximately 22,000.”

Cash, cash equivalents, and short-term investments at the end of the third quarter of 2007 were $60.1 million, compared to $54.5 million at the end of the third quarter last year. During the third quarter, CyberSource generated $1.0 million in proceeds from employee stock option exercises and used $4.7 million to repurchase 390,400 shares of the company’s common stock.

Business Highlights

■	International: CyberSource now supports over 25 international payment types and processed transactions in over 65 different currencies in the third quarter. CyberSource’s European operations contributed a record 55.1 million transactions in the third quarter of 2007, approximately 19% of total transaction volume. CyberSource continues to win significant international customers. CyberSource recently announced Jet Airways of India as the first airline in India to implement an automated online risk management solution. CyberSource Decision Manager automatically evaluates transactions in real-time, and based on a combination of rules customized by Jet Airways, the airline is able to automate the process of determining whether the online ticket purchase should be accepted, rejected or reviewed. Jet Airways selected CyberSource’s Decision Manager based on the product’s proven flexibility, reliability, scalability, as well as CyberSource’s reputation in the payment and risk management industries.

■	Global acquiring: The company achieved significant growth in its global acquiring services during the third quarter. Approximately 150 customers selected CyberSource for global acquiring services during the period. CyberSource now has over 1,800 global acquiring customers.

■	Progress on Authorize.Net acquisition: In September 2007, CyberSource and Authorize.Net delivered proxy statements to each of its respective stockholders regarding the proposed acquisition. Stockholder meetings will be held as follows: at CyberSource headquarters in Mountain View, CA on October 23, 2007; at Authorize.Net Holdings headquarters in Marlborough, MA on October 25, 2007. Votes will be tallied and announced following these meetings.

■	Customers: CyberSource’s total customer count increased to approximately 22,000. Customers added during the quarter include Beach Camera, Diane Von Furstenberg,

Magellan Navigation, Perry Ellis, Silversea Cruises, Tibco Software, and Underwriters Laboratories. Existing customers that added new services or renewed agreements during the quarter included Cornell University, Holland-America Westours, Intel Corporation, J.C. Penney, and Kodak Imaging Network.

■	BidPay: BidPay has acquired approximately 483,000 customers since its launch in June of 2006, up from 410,000 at the end of the second quarter. 55,000 sellers have registered with the company, up from 49,000 at the end of the second quarter. BidPay exited the quarter linked to over 500,000 eBay listings. At the end of the quarter, BidPay launched the BidPay application programming interface which allows third party auction services and individual sellers to offer BidPay as a payment option inside their checkout pages. CyberSource is currently exploring strategic options for BidPay.

Guidance for the fourth quarter and full year 2007

Given that the company’s acquisition of Authorize.Net is still pending stockholder approval, the guidance provided below for the fourth quarter and full year 2007 is for CyberSource on a standalone basis. Guidance also does not take into account any further reductions in the company’s valuation allowance against its deferred tax asset, which would result in a tax benefit during the period of the reduction. CyberSource will continue to evaluate whether a further reduction is appropriate.

For the fourth quarter ending December 31, 2007: Total revenue is expected to be $31.5 million. Transaction and support revenue is expected to be $30.4 million, of which $1.0 million is expected from BidPay.com, Inc. Enterprise software revenue is expected to be $0.4 million and professional services revenue is expected to be $0.7 million. The company expects to process between 340 million and 345 million transactions in the fourth quarter. GAAP gross profit is expected to be $13.2 million, while GAAP operating expenses are expected to be $11.3 million. The company expects GAAP net income for the fourth quarter of $1.7 million, or $0.04 per share, based on a weighted average share count of 38 million shares. Non-GAAP net income for the fourth quarter is expected to be $4.7 million and non-GAAP earnings per share is expected to be $0.12 based on a weighted average share count of 38 million shares.

For the full year 2007: Based on the fourth quarter guidance provided, total revenue is expected to be $103.1 million, GAAP gross profit is expected to be $45.4 million, and GAAP operating expenses are expected to be $43.8 million. GAAP net income for 2007 is expected to be $2.9 million or $0.08 per share. Non-GAAP net income for the full year 2007 is expected to be $13.6 million or $0.36 per share. GAAP and Non-GAAP earnings per share are based on a weighted average share count of 38 million shares.

Public call/web cast details

CyberSource will host a public conference call today, October 18, 2007 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the third quarter results. The call can be accessed in either of the following ways:

Live conference call

Dial 888-542-8515 (U.S. and Canada) 706-634-2163 (International). The call’s ID number is: 18779195. A taped replay of this call will be available through October 28, 2007. The dial-in numbers for the taped replay are 800-642-1687 (U.S.) 706-645-9291 (local or international). The call’s ID number is as above.

Live web cast

http://www.cybersource.com/cgi-bin/ir.pl

A replay of this web cast will remain available at this location through October 28, 2007.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 22,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States. For more information, please visit CyberSource’s web site at www.cybersource.com or email info@cybersource.com.

GAAP versus non-GAAP Results and Guidance

In addition to financial results presented on a GAAP basis, the company has provided non-GAAP measures of gross profit, operating expenses, net income and earnings per share, which are adjusted to exclude certain non-cash items. For purposes of this release, non-GAAP gross profit, operating expenses, net income and earnings per share exclude stock based compensation expense under SFAS 123R, the non-cash portion of the income tax provision, a reduction in the tax allowance, depreciation and amortization expense, and certain non-recurring charges and income. A reconciliation of the historical GAAP to non-GAAP measures is attached with the financial statements. The company believes that presentation of non-GAAP financial measures may provide investors with additional meaningful and relevant financial information. Management believes the non-GAAP measures help indicate trends in the company’s business, and management uses the non-GAAP measures to plan and forecast future periods. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP measures. The company does not provide guidance for certain financial measures such as depreciation and stock-based compensation expense and as a result, is not able to provide a reconciliation of GAAP and non-GAAP financial measures for forward-looking data. The company intends to calculate the various non-GAAP financial measures in future periods consistent with the methodology used in the three and nine months ended September 30, 2007, as presented in this release.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) strength of the company’s broadening customer base and momentum within the eCommerce market; (2) the company continuing to win significant international customers; and, (3) financial guidance including, without limitation, those regarding revenue, transaction volume, gross profit, operating expenses, net income, earnings per share, and deferred tax assets. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as changes in Generally Accepted Accounting Principles and the application thereof, changes in customer needs, new products and services offerings by the company and its competitors, any unforeseen event or any unforeseen system failures, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 13, 2007, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

Additional Information and Where to Find It

CyberSource Corporation and Authorize.Net Holdings, Inc. filed with the SEC a Registration Statement on Form S-4 containing a definitive joint proxy statement/prospectus in connection with the proposed merger. The joint proxy statement/prospectus was first mailed to CyberSource and Authorize.Net stockholders on September 24, 2007. Investors and security holders are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information regarding CyberSource Corporation, Authorize.Net Holdings, Inc., the proposed merger, the persons soliciting proxies in connection with the proposed merger on behalf of CyberSource Corporation and Authorize.Net Holdings, Inc. and the interests of those persons in the proposed merger and related matters. Investors and security holders may obtain a copy of the joint proxy statement/prospectus and other documents filed by CyberSource Corporation and Authorize.Net Holdings, Inc. with the SEC free of charge at the website maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by CyberSource Corporation are available free of charge by contacting CyberSource Corporation, Investor Relations, 1295 Charleston Road, Mountain View, California 94043, (650) 965-6000, and documents filed with the SEC by Authorize.Net Holdings, Inc. are available free of charge by contacting Authorize.Net Holdings, Inc., Investor Relations, 293 Boston Post Road West, Suite 220, Marlborough, Massachusetts 01752, (508) 229-3200.

Participants in Solicitation

CyberSource and Authorize.Net, and their respective directors, executive officers and other possible employees and advisors, may be deemed to be participants in the solicitation of proxies from the stockholders of CyberSource and Authorize.Net in connection with the merger and related items. Information regarding the directors and executive officers of CyberSource and their ownership of CyberSource shares is set forth in the proxy statement for CyberSource’s 2007 annual meeting of stockholders, which was filed with the SEC on April 9, 2007. Information regarding the directors and executive officers of Authorize.Net and their ownership of Authorize.Net stock is set forth in the proxy statement for Authorize.Net’s 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007. Investors may obtain additional information regarding the interests of those participants by reading the CyberSource and Authorize.Net joint proxy statement/prospectus filed with the SEC.

© 2007 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. BidPay is a registered trademark in the U.S. All other brands and product names are trademarks or registered trademarks of their respective companies.

(Tables follow)

CyberSource Corporation

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Transaction and support	$24,967	$15,928	$67,006	$44,034
Enterprise software	660	738	1,928	2,285
Professional services	919	693	2,630	3,022

Total revenues	26,546	17,359	71,564	49,341

Cost of revenues:
Transaction and support	14,457	8,353	37,810	21,859
Enterprise software	80	58	215	172
Professional services	520	362	1,365	1,591

Total cost of revenues	15,057	8,773	39,390	23,622

Gross profit	11,489	8,586	32,174	25,719

Operating expenses:
Product development	3,134	2,433	8,617	6,816
Sales and marketing	4,800	3,740	13,998	10,639
General and administrative	3,856	2,585	9,903	7,084

Total operating expense	11,790	8,758	32,518	24,539

Income (loss) from operations	(301)	(172)	(344)	1,180
Other income	85	—	157	400
Interest income	791	632	2,186	1,668

Income before income taxes	575	460	1,999	3,248
Income tax provision	228	174	756	1,297

Net income	$347	$286	$1,243	$1,951

Basic net income per share	$0.01	$0.01	$0.04	$0.06

Diluted net income per share	$0.01	$0.01	$0.03	$0.05

Weighted average number of shares used in computing basic net income per share	35,215	34,764	35,167	34,534

Weighted average number of shares used in computing diluted net income per share	37,029	37,945	37,352	37,337

Non-GAAP Financial Metrics:
Gross profit	$12,069	$9,056	$33,829	$26,873
Operating expenses	$9,460	$7,466	$27,186	$21,236
Net income	$3,462	$2,212	$8,928	$7,232
Basic net income per share	$0.10	$0.06	$0.25	$0.21
Diluted net income per share	$0.09	$0.06	$0.24	$0.19

CyberSource Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
GAAP gross profit	$11,489	$8,586	$32,174	$25,719
Add FAS123R expense	220	145	600	401
Add depreciation expense	338	290	989	701
Add amortization of intangible assets	22	35	66	52

Non-GAAP gross profit	$12,069	$9,056	$33,829	$26,873

GAAP operating expenses	$11,790	$8,758	$32,518	$24,539
Less FAS123R expense	(1,326)	(1,193)	(4,089)	(2,995)
Less integration expenses	(879)	—	(879)	—
Less depreciation expense	(114)	(85)	(329)	(281)
Less amortization of intangible assets	(11)	(14)	(35)	(27)

Non-GAAP operating expenses	$9,460	$7,466	$27,186	$21,236

GAAP net income	$347	$286	$1,243	$1,951
Add FAS123R expense	1,546	1,338	4,689	3,396
Add integration expenses	879	—	879	—
Add non-cash tax provision	205	164	698	1,224
Less settlement proceeds*	—	—	—	(400)
Add depreciation expense	452	375	1,318	982
Add amortization of intangible assets	33	49	101	79

Non-GAAP net income	$3,462	$2,212	$8,928	$7,232

GAAP basic net income per share	$0.01	$0.01	$0.04	$0.06
Add FAS123R expense	0.04	0.04	0.13	0.10
Add integration expenses	0.03	—	0.02	—
Add non-cash tax provision	0.01	—	0.02	0.03
Less settlement proceeds*	—	—	—	(0.01)
Add depreciation expense	0.01	0.01	0.04	0.03
Add amortization of intangible assets	—	—	—	—

Non-GAAP basic net income per share	$0.10	$0.06	$0.25	$0.21

GAAP diluted net income per share	$0.01	$0.01	$0.03	$0.05
Add FAS123R expense	0.04	0.04	0.13	0.09
Add integration expenses	0.02	—	0.02	—
Add non-cash tax provision	0.01	—	0.02	0.03
Less settlement proceeds*	—	—	—	(0.01)
Add depreciation expense	0.01	0.01	0.04	0.03
Add amortization of intangible assets	—	—	—	—

Non-GAAP diluted net income per share	$0.09	$0.06	$0.24	$0.19

*	In April 2006, CyberSource received $400,000 as consideration for dismissing a lawsuit that CyberSource filed against CardSystems Solutions, Inc. in October 2005.

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2007	December 31, 2006
Assets

Current assets:
Cash and cash equivalents	$34,955	$21,701
Short-term investments	25,181	33,243
Accounts receivable, net	11,058	9,614
Prepaid expenses and other current assets	2,859	1,823
Deferred income taxes	1,593	2,320

Total current assets	75,646	68,701

Property and equipment, net	5,835	3,618
Intangible assets, net	2,744	2,845
Non-current deferred income taxes	9,629	9,629
Other noncurrent assets	2,283	2,250

Total assets	$96,137	$87,043

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$3,153	$409
Other accrued liabilities	7,969	6,056
Deferred revenue	2,085	1,950

Total current liabilities	13,207	8,415

Total stockholders’ equity	82,930	78,628

Total liabilities and stockholders’ equity	$96,137	$87,043

CyberSource Corporation

Consolidated Statements of Cash Flows

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$347	$286	$1,243	$1,951
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	485	424	1,419	1,061
Income on investment in joint venture	(59)	—	(142)	—
Stock-based compensation	1,546	1,338	4,689	3,396
Loss on disposal of property and equipment	—	—	8	—
Changes in operating assets and liabilities:
Accounts receivable	(223)	169	(1,444)	285
Prepaid expenses and other current assets	(265)	(106)	(1,036)	1,060
Deferred income taxes	234	169	727	1,229
Other noncurrent assets	56	(292)	109	(852)
Accounts payable	2,790	157	2,744	120
Accrued liabilities	218	1,169	1,913	(208)
Deferred revenue	90	89	135	217

Net cash provided by operating activities	5,219	3,403	10,365	8,259

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,731)	(818)	(3,543)	(1,881)
Acquisition of BidPay.com	—	—	—	(1,990)
Purchases of short-term investments	(22,490)	(20,894)	(58,358)	(40,475)
Maturities of short-term investments	30,111	21,439	66,442	40,311

Net cash provided by (used in) investing activities	4,890	(273)	4,541	(4,035)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,050	1,208	3,213	3,981
Repurchase of common stock	(4,669)	—	(5,032)	(1,123)

Net cash provided by (used in) financing activities	(3,619)	1,208	(1,819)	2,858
Effect of exchange rate changes on cash	68	3	167	169

Increase in cash and cash equivalents	6,558	4,341	13,254	7,251
Cash and cash equivalents at beginning of period	28,397	17,293	21,701	14,383

Cash and cash equivalents at end of period	$34,955	$21,634	$34,955	$21,634